                           SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                        of 1934 [Amendment No. ______]


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[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SAFETY-KLEEN CORP.
--------------------------------------------------------------------------------
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

                              "SYNERGY" OVERVIEW

 . We are convinced that Laidlaw's claims of $100 million to $130 million dollars in "synergies" are dramatically wrong because of the fundamental differences in the businesses.

 . The Rollins experience is not instructive; in our view there was nearly total business duplication in that case. (In Utah alone Rollins and LLE had two under-utilized incinerators literally in the same territory.) From 1994-1996, Rollins lost approximately $60 million after taxes.

 . Safety-Kleen's success results from a fundamentally different business approach, providing full service fluid management and environmental services millions of times a year to small businesses. S-K sells "peace of mind", for example, by agreeing with our customers to avoid using landfills.

 .  Compare the businesses:

           Safety-Kleen                                                                      LLE
           ------------                                                                      ---
   .400,000 Customers                                                 . 18,000 Customers
      (average over 2,000 per service center)

   . 5 million transactions per year                                  . Small number of high volume transactions

   . Primary assets: Service/recycling network                        . Primary assets: Landfills and incinerators.

   . Productivity benchmark: 3,200 sales and service                  . Productivity is measured in part by tons of hazardous
         reps generate an average of approximately $280,000                 waste fed to high fixed-cost landfills and
         in revenue each by making 10 to 12 revenue                         incinerators.
         generating customer transactions per day.

   . Vast majority of 300 million gallons of materials                . We believe the majority of collected waste is buried or
         collected is recycled or re-used. (More than 90%                   burned.
         is recycled or reclaimed as a supplemental fuel.)

                          Safety-Kleen's Position on
                       Each Category of Claimed Synergy

 . When Safety-Kleen and Laidlaw leadership met on November 5th, Safety-Kleen asked LLE to share in writing its basis for claiming synergies in excess of $100 million. None was sent. Subsequently, LLE has stated its expected synergies in its exchange offer and proxy materials. The following review of each of the three prongs of Laidlaw's synergies supports our conviction that these synergies will not be achieved.

 .  Category One-Waste Internalization (Claimed LLE Synergies of $13.5 million to
   $25 million).

   - The majority, by volume, of material collected by S-K is recycled or re-refined at S-K facilities; we do not believe LLE could effectively internalize this.

   - Total S-K outside waste treatment and disposal cost is approximately $30 million, not including transportation.

   - Of the approximately 230,000 tons of hazardous waste sent by S-K for incineration or energy recovery in 1997:

        . Safety-Kleen spends only a total of $4 million on all outside incineration, leaving limited opportunity for savings.

        . Of the remaining material, more than 90% by volume was liquid fuel waste of more than 11,000 BTU's.

                - High BTU fuel cannot be effectively burned in hazardous waste incinerators--even LLE sends its own high BTU waste to third-party cement kilns.

                - S-K's total disposal cost per ton of high BTU liquids is less than $100, which we believe is lower than the variable costs of the most efficient incinerator.

   - Because of limited BTU capacity at LLE incinerators, internalizing S-K waste at LLE could use up all existing practical U.S. capacity, unless LLE reopens facilities it has stated are/will be closed.

   - The Bottom Line: We believe that other than approximately $2 million in savings from the $4 million in waste currently incinerated, savings are unlikely and internalizing waste may indeed add cost to Laidlaw or displace revenue. (Additional incineration waste from S-K's small generator customers is likely to be small.)

 . Category Two: Service Center Consolidation (claimed LLE savings of $35 million to $67.5 million)**

   - LLE proposes to close or "consolidate" 30 to 45 S-K branches and "save" up to $1.5 million per branch "based on the experience with Rollins". This claim must be put into perspective:

   - 45 S-K Branches represent (approximately):  $184 million in service revenue
                                                 (high gross profit)
                                                 90,000 customers served
                                                 1 million revenue-generating
                                                 service calls per year
     This is several times the total volume of customers and transactions at LLE even after the Rollins combination.

   - Primary Branch Costs (other than equipment and the waste recycling, treatment and disposal costs discussed under Category 1 above) consist of labor and benefits, local transportation, and building and facility costs totaling an average of $1.3 million per branch.

   - These costs are distributed (on average) as follows:

         Labor and benefits           $  895,000
         Transportation (local)          215,000
         Facilities                      188,000
                                      ----------
                                      $1,298,000

   - Most of the labor costs and all of the transportation are sales/service representatives and their trucks used to generate about $280,000 per person, per year.

        . These people are normally fully utilized (about 10-12 stops per day)

        . Reducing their costs reduces revenue and profits

   - Finally, branches are located so that representatives can maximize customer stops per day. Eliminating branches should increase transportation costs.

   - The Bottom Line: The S-K business is not at all like Rollins. In our view, the most that could be saved at a branch without significant cuts in revenue and growth momentum are $200,000 representing some management overhead and facilities. Moving more waste through a consolidated facility is not a significant benefit because the primary costs of service centers are variable. (Service people, transportation and disposal)

-------------
   **Does not include processing facilities. S-K concedes there may be some cost savings from processing center consolidation; however, we believe the synergies will be substantially less than those LLE states it expects to achieve.

 .  Category Three; Selling, General and Administrative ("S,G&A" Expenses
   (claimed LLE savings of $45 to $60 million)

   -  LLE proposes to eliminate 600-800 positions at $75,000 per position.

   -  Total Elgin Headquarters employment at Safety-Kleen is 655 people.

   - The S-K Headquarters support functions manage logistics, MIS, marketing, environment, health & safety compliance, waste manifesting, accounting, billing, commissions, fleet, and all functions to support 5 million transactions per year.

   - The Bottom Line: As an aggressive estimate, S-K acknowledges that $14.5 million S,G&A savings may be achieved from the combination, but with so little overlap between the businesses of S-K and Laidlaw, and the number of transactions, 100% elimination of all support function, in S-K's view, defies logic and would cripple this complex service network.

 . Conclusion: Based on the difference in the businesses, we cannot conceive of how the cuts proposed by LLE could be achieved without significant loss in revenue and profits. LLE proformas assume that Safety-Kleen will maintain its recent performance which is driven entirely by a highly motivated, high performing work force generating 100,000 revenue-generating service calls per week. S-K is convinced that efforts to achieve synergies by an entirely different low-growth business will surely reduce productivity and planned revenue and profit growth.